                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Service Merchandise Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                  April 30, 1999


DEAR FELLOW SHAREHOLDER:

               You are invited to attend the Annual Meeting of Shareholders of Service Merchandise Company, Inc. scheduled to be held on Thursday, July 1, 1999 at 9:00 a.m., local time, at the Cool Springs Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, telephone (615) 771-0889.

               At the meeting, shareholders will be asked to elect two Class I directors, one Class II director, and one Class III director, and to approve the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 1999. Information regarding these matters is set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement to which you are urged to give your prompt attention.

               It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

               On behalf of your Board of Directors, thank you for your continued support and interest in Service Merchandise.


                                            Sincerely,



                                            Raymond Zimmerman
                                            Chairman of the Board

                         7100 Service Merchandise Drive
                               Brentwood, TN 37027

                                Mailing Address:
                                 P.O. Box 24600
                         Nashville, Tennessee 37202-4600
                                   ----------

                    Notice of Annual Meeting of Shareholders
                      to be held on Thursday, July 1, 1999
                                   ----------

               Notice is hereby given that the Annual Meeting of Shareholders of SERVICE MERCHANDISE COMPANY, INC. (hereinafter called the "Company"), will be held at the Cool Springs Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, telephone (615) 771-0889 on Thursday, July 1, 1999 at 9:00 a.m., local time, for the following purposes:

                             (1) To elect two Class I directors to serve for a
               term of three years or until their successors are duly elected and qualified, to elect one Class II director to serve for a term of one year or until his successor is duly qualified and to elect one Class III director to serve for a term of two years or until his successor is duly qualified;
                             (2) To consider and act upon a proposal to approve
               the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 1999; and
                             (3) To transact such other business as may properly
               be brought before the Annual Meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on April 29, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

               Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                        By Order of the Board of Directors



                                        C. Steven Moore
                                        Secretary


Brentwood, Tennessee
April 30, 1999

               IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
YOUR COOPERATION IS APPRECIATED.

                        SERVICE MERCHANDISE COMPANY, INC.
                         7100 SERVICE MERCHANDISE DRIVE
                           BRENTWOOD, TENNESSEE 37027

                                MAILING ADDRESS:
                                 P.O. BOX 24600
                         NASHVILLE, TENNESSEE 37202-4600

                                   ----------

                                 PROXY STATEMENT

                                   ----------

               The accompanying proxy is solicited by the Board of Directors of Service Merchandise Company, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on July 1, 1999, and any adjournments thereof, notice of which meeting is attached hereto.

               This Proxy Statement and the Company's Annual Report to Shareholders have been mailed on or about May 3, 1999 to all shareholders of record on April 29, 1999.

               The purposes of the Annual Meeting are: (i) to elect two Class I directors, one Class II director, and one Class III director; (ii) to approve the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal 1999; and (iii) to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

               A shareholder who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless the proxy is so revoked, the shares of the Company's common stock (the "Common Stock") represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the two Class I director nominees, FOR the election of the Class II director nominee, FOR the election of the Class III director nominee and FOR the approval of the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal 1999.

               The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

               The Board of Directors has fixed the close of business on April 29, 1999 as the record date for the Annual Meeting. On that date, the Company had outstanding 101,003,258 shares of Common Stock. Only record holders of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

               The election of directors shall be approved by a plurality of the votes cast by the holders of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. The selection of Deloitte & Touche LLP as independent public accountants for fiscal 1999 shall be approved by a majority of the votes cast by the holders of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting.

               Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to vote "for," "against" or "withhold authority" (or abstain) to vote for one or more of the director nominees, and to vote "for," "against" or "abstain" from voting on any other matters submitted to the shareholders. Under applicable law, and the Company's charter and bylaws, an abstention or withholding of authority to vote will have no effect on the aforementioned matters since each of these matters is determined by the number of votes cast. With regard to such matters, however, shares represented at the meeting by proxies containing instructions to abstain, or withholding authority to vote, will nonetheless be counted as present for purposes of determining whether a quorum exists at the Annual Meeting.

               A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under Tennessee law and the Company's charter and bylaws, broker non-votes will have no impact on any of the matters submitted to the shareholders, but shares represented by a proxy card marked with a non-vote would be counted as present for purposes of determining the existence of a quorum. Under New York Stock Exchange rules, each of the matters subject to vote by shareholders at the Annual Meeting involves matters on which a broker has the discretion to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting.

               The cost of solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's officers, directors and regular employees personally or by telephone or telegram. No officers, directors or regular employees will receive additional compensation for soliciting proxies. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

RECENT DEVELOPMENTS

               On March 15, 1999, five of the Company's vendors filed an involuntary petition for reorganization under Chapter 11 ("Chapter 11") of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Tennessee (the "Bankruptcy Court") seeking court supervision of the Company's restructuring efforts. On March 27, 1999, the Company and 31 of its subsidiaries (collectively, the "Debtors") filed voluntary petitions with the Bankruptcy Court for reorganization under Chapter 11 under case numbers 399-02649 through 399-02680 (the "Chapter 11 Cases") and orders for relief were entered by the Bankruptcy Court. The Chapter 11 Cases have been consolidated for the purpose of joint administration under Case No. 399-02649. The Company is currently operating its business as a debtor-in-possession pursuant to the Bankruptcy Code.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

               The Company's charter provides for a classified Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The directors are classified with respect to the terms for which they shall hold office by dividing them into three classes. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. Directors who were elected to fill a vacancy in a class whose term of office expires in a later year are elected for a term equal to the remaining term for their respective class. The total number of directors is currently set at seven, two of which were elected as Class III directors in 1998 and 1999, respectively. The Board of Directors approved a policy subjecting all members of the Board of Directors to mandatory retirement upon the expiration of their term of service during which they attain seventy (70) years of age, provided, however, that no director shall be required to retire until the expiration of their term of service determined as of April 16, 1998 and that an exception to the policy shall be made with respect to Raymond Zimmerman. There are two nominees for reelection as Class I directors, one nominee for election as a Class II director and one nominee for election as a Class III director. The three-year terms of Class I directors Richard P. Crane, Jr. and Charles V. Moore expire upon the election and qualification of new directors at the Annual Meeting.

               The Board of Directors has designated Richard P. Crane, Jr. and Charles V. Moore as the two nominees for reelection as Class I directors for a term expiring at the annual meeting in 2002 or until their successors shall have been elected and qualified. Both Mr. Crane and Mr. Moore are currently Class I directors of the Company previously elected by the shareholders. The Board of Directors has designated Charles Septer as the nominee for election as a Class II director for a term expiring at the annual meeting in 2000 or until his successor shall have been elected and qualified. The Board of Directors has designated S. Cusano as the nominee for election as a Class III director for a term expiring at the annual meeting in 2001 or until his successor shall have been elected and qualified. Both Mr. Septer and Mr. Cusano are currently serving as directors of the Company having been previously elected by the Board of Directors to fill vacancies on the Board of Directors.

               Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of the two Class I nominees, the Class II nominee and the Class III nominee named herein. If for any reason any nominee is not available for election, the persons named in the form of proxy have advised the Company that they will vote for such substitute nominee or nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will not be available for election at the Annual Meeting, and therefore does not at this time have any substitute nominee under consideration. The information relating to the four nominees and the three directors continuing in office set forth herein has been furnished to the Company by such nominees and directors.

                                              YEAR FIRST                                                          YEAR TERM
         NAME, AGE, POSITION(S)                BECAME A              BUSINESS EXPERIENCE DURING                       TO
            WITH THE COMPANY                   DIRECTOR                   PAST FIVE YEARS                         EXPIRE IN
-----------------------------------------    ------------       -------------------------------------------      -----------
CLASS I NOMINEES STANDING FOR REELECTION:

Richard P. Crane, Jr., 59                        1975           Practicing Attorney, Partner, Musick,                 2002
       Director                                                 Peeler & Garrett, Los Angeles, California;
                                                                Board member of North American Gaming,
                                                                Inc.

Charles V. Moore, 59                             1972           President and Board member of Trainer,                2002
       Director                                                 Wortham & Company, Inc., Investment
                                                                Counselors, New York, New York.

CLASS II NOMINEE STANDING FOR ELECTION:

Charles Septer, 47                               1999           President and Chief Operating Officer since           2000
       Director                                                 March 1999; Senior Vice President, Jewelry
                                                                Merchandising since 1988.

CLASS III NOMINEE STANDING FOR ELECTION:

S. Cusano, 45                                    1998           Chief Executive Officer since March 1999;             2001
       Director                                                 Executive Vice President and Chief
                                                                Financial Officer from April 1997 to March
                                                                1999; Vice President and Chief Financial
                                                                Officer from July 1993 to April 1997; Group
                                                                Vice President - Finance from December 1991
                                                                to July 1993.

CURRENT DIRECTORS WHOSE TERMS HAVE NOT EXPIRED AND WHO ARE THEREFORE NOT UP FOR
REELECTION:

Raymond Zimmerman, 66                            1960           Chairman of the Board since January 1999;             2001
       Chairman of the Board                                    Chairman of the Board from October 1981
                                                                through January 1998 Chief Executive
                                                                Officer from October 1981 to April 1997;
                                                                President from July 1984 to November 1994
                                                                and from 1981 to October 1983; Board member
                                                                of The Limited Stores, Columbus, Ohio.

R. Maynard Holt, J.D., 59                        1971           R. Maynard Holt, Business Consulting &                2000
       Director                                                 Insurance, Nashville, Tennessee.

Harold Roitenberg, 72                            1990           President of Roitenberg Investments, Inc.,            2001
       Director                                                 Minneapolis, Minnesota; Board member of
                                                                Damark International, Inc.

               A plurality of the votes cast is necessary for election of each nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

BOARD OF DIRECTORS AND COMMITTEES

               To permit the Board of Directors to discharge its duties more efficiently, the Board has established four standing committees: the Compensation Committee; the Audit Committee; the Nominating Committee; and the Corporate Governance Committee.

               The Company has a Compensation Committee for the purposes of setting executive officers' salaries, annual incentive (bonus) compensation goals for the Company's management under the 1997 Incentive Bonus Plan and similar incentive compensation programs, reviewing and approving compensation policies and plans for officers and other key employees, reviewing and approving salary and other compensation of the officers and other key employees, making recommendations to the Board of Directors with respect to the compensation of directors and administering the Company's stock-based incentive plans. The members of the Compensation Committee, all nonemployee directors, are Charles V. Moore, Chairman, R. Maynard Holt and Harold Roitenberg. The Compensation Committee held six meetings during the fiscal year ended January 3, 1999.

               The Company has an Audit Committee for the purposes of recommending the Company's independent public accountants, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination prior to finalization thereof, acting as a liaison between the Board of Directors and internal auditors and reviewing various Company policies, including those relating to accounting and internal control matters. The members of the Audit Committee, all nonemployee directors, are R. Maynard Holt, Chairman, Richard P. Crane, Jr. and Harold Roitenberg. The Audit Committee held four meetings during the fiscal year ended January 3, 1999.

               The Company has a Nominating Committee for the purpose of recommending nominees for election as directors of the Board of Directors. The Nominating Committee makes recommendations to the Board with regard to qualified nominees for election as directors of the Company, considers other matters pertaining to the size and composition of the Board and designates members of its committees. The Nominating Committee gives appropriate consideration to qualified persons recommended by shareholders for nomination as directors, provided such recommendations are accompanied by sufficient information to permit the Nominating Committee to evaluate the qualifications and experience of the nominees. Currently, Mr. Zimmerman is the sole member of the Nominating Committee. The Nominating Committee held three meetings during the fiscal year ended January 3, 1999.

               The Board of Directors has a Corporate Governance Committee for the purpose of recommending to the Board changes in corporate governance matters. This committee is charged with establishing corporate governance procedures designed to enhance and maintain Board professionalism and independent oversight of senior management and corporate performance. The members of the Corporate Governance Committee are Raymond Zimmerman, Charles V. Moore, and Richard P. Crane, Jr. The Corporate Governance Committee held one meeting during the fiscal year ended January 3, 1999.

               During the fiscal year ended January 3, 1999, the Board of Directors held eleven meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and Committees of the Board on which they serve other than Mr. Crane who attended three of five Committee meetings.

DIRECTORS' COMPENSATION

               In fiscal 1998, each director not otherwise employed as an officer of the Company received an annual retainer of $23,000. In addition, each director received $1,250 for each board meeting he physically attended, and $300 for each board meeting he attended telephonically. Each Committee chairman received $1,000 per Committee meeting and each Committee member received $250 per Committee meeting. Under the Directors' Deferred Compensation Plan, implemented in 1991, directors have the option of deferring receipt of their cash fees until a period following their service as a director or until retirement age.

               Under the Second Amended and Restated Directors' Equity Plan (the "Directors' Equity Plan") each nonemployee director receives on the date of the Annual Meeting of Shareholders, options to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. The options expire 10 years from the date of grant and are exercisable in installments of twenty percent each year beginning one year from the date of grant. The options become immediately exercisable on a director's death or disability or on the date a "change in control" is deemed to occur under the Amended and Restated 1989 Employee Stock Incentive Plan (the "Stock Incentive Plan"). The Directors' Equity Plan provides nonemployee directors the option to apply their cash retainer payment to acquire options to purchase shares of Common Stock of the Company.

               From January 29, 1998 until his resignation on January 7, 1999, James E. Poole served as Chairman of the Board. The Company and Mr. Poole entered into an agreement providing that so long as Mr. Poole served as Chairman of the Board he was to receive $10,000 per month as additional compensation. Such compensation was in addition to the compensation paid to each nonemployee director and Mr. Poole continued to participate in the Directors' Equity Plan for nonemployee directors. The agreement also provided for certain compensation upon death, disability or removal from office, secretarial assistance and reimbursement of reasonable expenses. In connection with his resignation as Chairman of the Board and his retirement from the Board of Directors, the Company paid Mr. Poole $250,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth, as of February 28, 1999, certain information regarding the beneficial ownership of Common Stock by all directors of the Company (unless otherwise noted), the Company's Chief Executive Officer as of January 3, 1999, the four most highly compensated executive officers of the Company other than such Chief Executive Officer, all directors and executive officers as a group, and all other persons beneficially owning greater than five percent of the Common Stock. The Company believes each director or officer, except as otherwise indicated, has sole voting and investment power over the shares of Common Stock listed as beneficially owned by him.


                                                   NUMBER OF SHARES          PERCENT OF
NAME                                               BENEFICIALLY OWNED         CLASS (1)
----                                               ------------------        ----------
Raymond Zimmerman .............................        4,396,624
                                                          24,341 (2)
                                                         392,070 (3)
                                                         566,280 (4)
                                                       ---------
                                                       5,379,315 (5)            5.4%
Richard P. Crane ..............................           13,363 (6)
Charles V. Moore ..............................          162,945 (7)(8)
R. Maynard Holt ...............................           10,439 (6)(9)
Harold Roitenberg .............................           42,813 (10)
S. Cusano .....................................           32,206 (11)
Harold Mulet ..................................               --
Charles Septer ................................           46,175 (12)
Gary M. Witkin ................................          415,350 (13)
Gary Sease ....................................           10,000
FPA Paramount Fund, Inc. ......................        9,500,000 (14)           9.5%
All directors and executive officers as a group
(15 persons) ..................................        6,228,606                6.2%

-------------------

(1) Percentages representing less than 1% of the outstanding shares of Common Stock are not shown.
(2)      Shares held by the Equitable Trust Company in an IRA account.
(3) Represents 239,748 shares owned of record by Mr. Zimmerman as trustee for two nieces and 152,322 shares as to which Mr. Zimmerman is trustee under the will of Mark K. Zimmerman.
(4) Represents 405,000 shares owned of record by the Raymond Zimmerman Family Foundation and 161,280 shares owned of record by the Zimmerman Foundation.
(5) The address for Mr. Zimmerman is 7100 Service Merchandise Drive, Brentwood, Tennessee 37027.
(6) Includes 188 restricted shares of Common Stock granted under the Directors' Equity Plan, held by the Company until restrictions lapse on April 15,1999, and currently exercisable options to acquire 3,750 shares granted under the Directors' Equity Plan.
(7) Includes 188 restricted shares of Common Stock granted under the Directors' Equity Plan, held by the Company until restrictions lapse on April 15,1999, and currently exercisable options to acquire 67,547 shares granted under the Directors' Equity Plan.
(8) Includes 9,280 shares owned by Mr. Moore as custodian for two minor children.
(9) Includes 1,937 shares owned of record by Mr. Holt as trustee for the R. Maynard Holt Profit Sharing Plan, a qualified profit sharing plan under the Internal Revenue Code, 2,100 shares owned by Mr. Holt's wife and 2,000 shares owned by Mr. Holt's mother.

(10) Includes 28,564 shares owned by Roitenberg Investments, Inc., which is 100% owned by Mr. Roitenberg, 188 restricted shares of Common Stock granted under the Directors' Equity Plan, held by the Company until restrictions lapse on April 15, 1999, and currently exercisable options to acquire 12,745 shares granted under the Directors' Equity Plan.
(11) Includes 32,206 restricted shares of Common Stock held by the Company until restrictions lapse.
(12) Includes 1,148 shares held by Mr. Septer's wife (who is an employee of the Company).
(13)     Reflects Mr. Witkin's ownership as of January 3, 1999.
(14) Address: 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. According to its Schedule 13G/A dated February 12, 1999, FPA Paramount Fund, Inc. is a Maryland corporation registered as an investment company under the Investment Company Act of 1940. First Pacific Advisors, Inc., a Massachusetts corporation registered as an investment adviser under the Investment Advisers Act of 1940, exercises shared dispositive power over such shares of Common Stock.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

               The following table provides information as to annual, long-term and other compensation during fiscal years 1998, 1997 and 1996 for the Company's Chief Executive Officer and the persons who, in fiscal 1998, were the other four most highly compensated executive officers of the Company and one additional person (such six officers are referred to collectively as the "Named Officers"):



                                                                                              Long-Term Compensation
                                         Annual Compensation                                           Awards
                              -------------------------------------------------------   ------------------------------------------

                                                                                                       Securities
                                                                            Other        Restricted    Underlying
                                                                            Annual         Stock        Options/       All Other
Name and Principal Position                Salary            Bonus       Compensation      Awards         SARs      Compensation
During Fiscal 1998             Year         ($)               ($)           ($)(5)         ($)(7)         (#)         ($)(10)
--------------------------    ------     -----------       ---------     ------------    ----------    -----------  -------------
Gary M. Witkin(1)              1998      $  756,911        $      --      $  30,000      $    --           999,999   $    8,794
President and CEO              1997         773,614          108,150         30,000           --         1,000,000        5,474
                               1996         752,605          108,150        107,300           --           200,000      179,996(6)

S. Cusano                      1998         406,906               --             --           --           579,500        4,050
Executive Vice President       1997         369,616           25,000             --       31,250 (8)       425,000        2,300
   and CFO                     1996         326,105               --             --      123,438 (9)        50,000        2,315

Harold Mulet(2)                1998         357,692               --             --           --           365,000        3,428
Senior Vice President,         1997         319,492           50,000             --           --           240,000        2,848
   Store Operations            1996         309,226           50,000             --           --            50,000        3,068

Charles Septer                 1998         366,296               --             --           --           402,153        2,818
Senior Vice President          1997         349,860               --             --           --           240,000        2,757
   Jewelry Merchandising       1996         340,607               --             --           --            50,000        2,769

Gary Sease(3)                  1998         324,861               --             --           --           290,000        5,765
Senior Vice President          1997         309,000           50,000             --           --                --       12,173
   Logistics                   1996          80,503               --             --           --                --        5,212(11)

Raymond Zimmerman(4)           1998         322,730               --         30,000           --                --    3,362,629(12)
Chairman of the Board          1997         803,468               --         30,000           --           275,000       41,004
                               1996         781,604               --         30,000           --                --       39,538


(1)      Mr. Witkin resigned as President and CEO on January 4, 1999.
(2)      Mr. Mulet's employment with the Company ceased on March 26, 1999.
(3)      Mr. Sease's employment with the Company began on September 15, 1996.
(4) Mr. Zimmerman resigned as Chairman on January 29, 1998 and was re-elected as Chairman on January 4, 1999.
(5) Mr. Zimmerman and Mr. Witkin received a non-accountable expense allowance of $30,000 in fiscal 1998, 1997 and 1996.
(6)      Includes $174,068 in relocation expense.
(7) The value of outstanding restricted stock awards as of January 3, 1999 are as follows:


                                       Number of
            Name                         Shares                 Value
            ----                       ----------             --------
         Gary M. Witkin                  70,000               $135,625
         S. Cusano                       15,001                 29,054

               Dividends are payable on restricted stock when and if it is paid on unrestricted stock. No dividends were paid in the reported fiscal years.

(8) Represents the value of 10,000 shares of restricted stock granted on April 16, 1997, which had a market price of $3.125 on the grant date. On April 16, 1998, 3,333 of the shares vested. The remainder will vest on April 16, 1999 and 2000 respectively.
(9) Represents the value of 25,000 shares of restricted stock granted on February 7, 1996, which had a market price of $4.937 on the grant date. As of February 7, 1998, 16,666 of the shares had vested. The remainder will vest on February 7, 1999.
(10) Represents estimated Company contributions in the defined contribution plan, benefits derived from payments by the Company for group life insurance, and benefits derived from split dollar life insurance. The amount of such benefits for 1998 is set forth in the following table:


                                               Defined Contribution               Group Term Life           Split Dollar Life
                                                       Plan                          Insurance                  Insurance
                                               --------------------               ---------------           -----------------
         Raymond Zimmerman                           $500                          $   12,500                $   21,580
         Gary M. Witkin                              $600                          $    8,294                        --
         S. Cusano                                   $500                          $    2,318                $      957
         Harold Mulet                                $500                          $    2,205                $      723
         Charles Septer                              $500                          $    2,593                        --
         Gary Sease                                  $500                          $    5,265                        --

         The Company is the owner of the split dollar life insurance policies on Messrs. Zimmerman, Cusano and Mulet. In 1998, the Company paid premiums of approximately $114,116, $114,116 and $24,000, respectively. For each policy, upon the payment of the policy proceeds, the Company will receive, net of any tax liability, an amount equal to the aggregate premiums paid. The remaining policy proceeds will be paid to the duly named beneficiaries. None of these individuals have an interest in the cash surrender value of the respective policies. Either party may terminate the split dollar agreements at any time with thirty days written notice.
(11)     These amounts represent relocation expense.
(12) Includes $2,748 with respect to office equipment; $25,000 as a relocation expense; $17,800 pertaining to the purchase of an automobile; $160,000 as an office allowance; $3,111,837 in retirement and benefit payments; $9,522 for reimbursed cobra costs; and $1,042 for supplementary medical expense.

                             OPTION/SAR GRANTS TABLE

               The following table provides information as to options granted to the six Named Officers during fiscal 1998. No stock appreciation rights ("SARS") were granted during fiscal 1998.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL
                                                                                              REALIZED VALUE AT
                                                                                             ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                             FOR OPTION TERM
----------------------------------------------------------------------------------------  --------------------------------

                            NUMBER OF
                           SECURITIES     PERCENT OF TOTAL
                           UNDERLYING      OPTIONS/SARS
                           OPTION/SAR       GRANTED TO        EXERCISE OR
                            GRANTED        EMPLOYEES IN        BASE PRICE    EXPIRATION
      NAME                   (#)(1)        FISCAL YEAR           ($/SH)         DATE         5%($)         10%($)
------------------         -----------   -----------------    ------------   -----------  ----------     ------------
Raymond Zimmerman               --                --               --                              --              --
Gary M. Witkin             999,999             13.73%          $  1.2500      10/16/02    $ 1,503,722    $  1,794,113
S. Cusano                  579,500              7.96              1.2500      10/16/02        871,408       1,039,690
Harold Mulet               365,000              5.01              1.2500      10/16/02        559,686         667,770
Charles Septer             402,153              5.52              1.2500      10/16/02        604,727         721,509
Gary Sease                 290,000              3.98              1.2500      10/16/02        436,080         520,293

------------------

(1) Options granted effective as of October 16, 1998 at the fair market value on the date of grant which vest 33.33% per year with the first 33.33% vesting on October 16, 1999 in exchange for outstanding options. There are no criteria for vesting other than continued employment through the vesting dates and no other material terms of the options except as disclosed under "Change in Control Provisions Under the Company's Stock Incentive Plans."

                  OPTIONS/SAR EXERCISE AND YEAR-END VALUE TABLE

               The following table provides information as to opinions exercised or held by the six Named Officers during fiscal 1998. None of the Named Officers has been granted SARs.

                                                              NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                   IN-THE-MONEY
                                                                OPTIONS/SARS AT                     OPTION/SARS AT
                           SHARES ACQUIRED       VALUE         FISCAL YEAR-END (#)                  FISCAL YEAR-END (#)
     NAME                    ON EXERCISE        REALIZED    EXERCISABLE/UNEXERCISABLE(1)       EXERCISABLE/UNEXERCISABLE(1)
----------------------     ----------------    ----------- -----------------------------       ----------------------------
Raymond Zimmerman                 --               --             279,166 / 0                           $0/$0
Gary M. Witkin                    --               --             191,667 / 1,133,333                   $0/$0
S. Cusano                         --               --                     0 / 579,500                   $0/$0
Harold Mulet                      --               --                     0 / 365,000                   $0/$0
Charles Septer                    --               --                     0 / 402,153                   $0/$0
Gary Sease                        --               --                     0 / 290,000                   $0/$0

----------------

(1) The number of unexercised options and/or SARs available at fiscal year-end, whether exercisable or Unexercisable, includes out-of-the money options, and the value of unexercised options and/or SARs available at fiscal year-end does not include out-of-the money options.

SEVERANCE AND INDEMNIFICATION AGREEMENTS; EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL PROVISIONS

               During fiscal 1998, the Company had severance agreements with each of the Named Officers employed by the Company other than Mr. Zimmerman. The severance agreements were entered into in December 1998 and replaced severance agreements previously in place with the Named Officers. Mr. Cusano's severance agreement was subsequently amended as described below, and Mr. Cusano and Mr. Septer subsequently entered into employment agreements as described below.

               The severance agreements in place during fiscal 1998 with Messrs. Cusano, Mulet, Sease and Septer provide for the payment of compensation in the form of salary continuation to the Named Officer in the amount of two times the officer's maximum annual base salary payable in a lump sum or in twenty-four
(24) equal monthly installments, if the employment of the Named Officer is terminated for any reason other than the officer's death, disability, or for cause. If the Named Officer is terminated or deemed to be terminated within two years of a Change in Control, he will be entitled to salary continuation in the amount of three times the officer's maximum annual base salary. A Change in Control under these agreements is the same as that used in the Stock Incentive Plan described below. Under the terms of these agreements, the employment of a Named Officer is deemed terminated for cause if he engages in (i) willful misconduct materially injurious to the Company; (ii) acts of dishonesty or fraud; (iii) willful violations of obligations not to compete with the Company or disclose confidential information. If the employment of a Named Officer is terminated for death or for cause, he will be entitled only to his base salary through the date of termination. If the employment is terminated by reason of disability, the officer will be entitled only to his base salary through the date of termination and such amounts as he is entitled to receive under the Company's disability insurance policies. The agreements provide that these Named Officers will not engage in various activities competitive with the business of the Company for a period of one year from the date of any termination giving rise to salary continuation payments. The Company has requested the Bankruptcy Court to reject the agreement with Mr. Mulet.

               On June 25, 1998, the Company entered into an agreement with Raymond Zimmerman, wherein in light of Mr. Zimmerman's more than 40 years of service and other valuable contributions to the Company, the Company agreed to pay Mr. Zimmerman a retirement payment of $750,000; to cause Mr. Zimmerman's outstanding options to vest pursuant to the terms of the Stock Incentive Plan; to provide for the continuation of certain healthcare and life insurance benefits; and to provide for an automobile and a moving expenses allowance. The agreement also provided for the payment of $2,361,837, which together with amounts payable under the Company's Executive Security Plan approximated on a discounted basis the amount of retirement benefits which would have been payable to Mr. Zimmerman under the Restated Retirement Plan if such plan did not contain maximum payment limits.

               On January 8, 1999, the Company entered into an agreement with James Poole, then the Chairman of the Board of Directors. The agreement provides for the payment on January 11, 1999 of $250,000 in connection with his resignation as Chairman of the Board of Directors and his retirement from the Board. The agreement requires Mr. Poole to cooperate with the Company in litigation and related proceedings. Mr. Poole is obligated under the agreement to maintain certain matters in confidence and not to engage in various activities competitive with the business of the Company.

               On January 7, 1999, Gary M. Witkin entered into an agreement with the Company pursuant to which he resigned as President, Chief Executive Officer, and as a director. The agreement provides for (i) the payment to Mr. Witkin of $2,317,890, (ii) continuation of health care coverage for the shorter of two years or his eligibility for coverage with another employer, (iii) the transfer of title to his Company provided automobile. The agreement requires Mr. Witkin to cooperate with the Company in litigation and related proceedings. Mr. Witkin is obligated under the agreement to maintain certain matters in confidence and not to compete with the Company.

               Effective February 1, 1999, the Company entered into an agreement with S. Cusano, then the Executive Vice President and Chief Financial Officer, amending and restating his severance agreement with the Company. Under the terms of this restated agreement, Mr. Cusano resigned effective May 20, 1999, but agreed to continue as Executive Vice President and Chief Financial Officer through the effective date of his resignation. The agreement provides for (i) the payment to Mr. Cusano of $1,288,000 in installments payable through May 20, 1999, in addition to his regular pay while employed with the Company, (ii) the vesting of all unvested stock options held by him on May 20, 1999, (iii) the immediate transfer of title to his Company provided automobile, (iv) the continuation of health care benefits for the shorter of two years or his eligibility for coverage with another employer, and (v) the payment of Mr. Cusano's attorney's fees. The Company has the right to terminate him at any time. If he is terminated for Cause (defined as (a) the willful engaging in misconduct materially injurious to the Company, (b) acts of dishonesty or fraud, or (c) the willful violation of obligations not to compete with the Company or disclose confidential information) the Company can stop further payments and recoup prior incentive payments made. If his employment is terminated for death or for cause, he will be entitled only to his base salary through the date of termination. If the employment is terminated by reason of disability, the officer will be entitled only to his base salary through the date of termination, and such amounts as he is entitled to receive under the Company's disability insurance policies. The agreement provides that Mr. Cusano will not compete with the Company during the term of the Agreement.

               In connection with his appointment as Chief Executive Officer, on March 23, 1999, the Company and Mr. Cusano entered into an employment agreement with an initial term of three years which renews automatically for additional one year terms unless either party gives appropriate notice to the other party. The agreement provides for a base salary of $650,000 with the opportunity to receive an annual incentive bonus. Any such annual incentive bonus would be subject to offset by up to one-third of the amounts paid to Mr. Cusano pursuant to the February 1, 1999 agreement between the Company and Mr. Cusano. In the event of Mr. Cusano's termination other than for death, disability or cause within the term of the agreement, Mr. Cusano would receive salary continuation in an amount of two times his base salary and continuation of certain health care benefits. This agreement is subject to Bankruptcy Court approval.

               In connection with his appointment as President and Chief Operating Officer, on March 23, 1999, the Company and Mr. Septer entered into an employment agreement with an initial term of three years which renews automatically for additional one year terms unless either party gives appropriate notice to the other party. The agreement provides for a base salary of $500,000. The agreement provides that Mr. Septer will be paid a bonus of $250,000 on each of March 26, 1999 and April 23, 1999 (the "Special Bonus") and that he will be entitled to receive an annual incentive bonus pursuant to the Company's annual bonus plan offset by up to one-third of the amount of the Special Bonus. In the event of Mr. Septer's termination other than for death, disability or cause within the term of the agreement, Mr. Septer would receive salary continuation in an amount of two times his base salary and continuation of certain health care benefits. This agreement is subject to Bankruptcy Court approval.

               The Company also has indemnification agreements with each of its directors and Named Officers providing for contractual rights of indemnification to the fullest extent permitted by Tennessee law.

CHANGE IN CONTROL PROVISIONS UNDER THE COMPANY'S STOCK INCENTIVE PLANS

               Under the Stock Incentive Plan, any stock options and SAR's which are not then exercisable will become fully exercisable and vested upon a change in control or a potential change in control. Similarly, a change in control or a potential change in control will result in the lapsing of restrictions applicable to restricted stock and other stock-based awards and such shares and awards being deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock-based awards will, in such instances, unless otherwise determined by the Compensation Committee in is sole discretion, be cashed out on the basis of the change in control price as defined in the plan. A change in control occurs if (i) any person becomes a beneficial owner directly or indirectly of 20% or more of the total voting stock of the Company (subject to certain exceptions); (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction, less than a majority of the combined voting power of the then outstanding securities of the Company is held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof. A potential change in control means (i) approval by the shareholders of an aggregate which, if completed, would constitute a change in control, or (ii) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the Board of a resolution that a potential change in control, as defined in the plan, has occurred.

               Options and shares of restricted stock granted under the Directors' Equity Plan become immediately vested on the date a "change in control" is deemed to occur under the Stock Incentive Plan.

PENSION PLAN

               The Company's pension plan (the "Pension Plan") which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), includes all full-time employees who are at least age twenty-one with one year of qualified service as defined by the Pension Plan. Directors who are not officers or employees of the Company do not participate. In 1996, the Pension Plan was changed to a traditional final average compensation plan, with monthly benefits on years of service. Participants in the Pension Plan as of January 1, 1998 are provided certain minimum benefits reflecting the provisions of the prior Pension Plan based on compensation received during 1998.

               The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, based on selected compensation and years of service compensations:


                                     YEARS OF SERVICE
               ---------------------------------------------------------------------
REMUNERATION      15              20              25           30               35
                 ----            ----            ----         ----             ---
$125,000        $20,430        $27,240        $34,050        $40,860        $47,670
 150,000         26,055         34,740         43,425         52,110         60,795
 175,000         28,305         34,740         47,175         56,610         66,045
 200,000         28,305         34,740         47,175         56,610         66,045
 225,000         28,305         34,740         47,175         56,610         66,045
 250,000         28,305         34,740         47,175         56,610         66,045
 300,000         28,305         34,740         47,175         56,610         66,045
 400,000         28,305         34,740         47,175         56,610         66,045
 450,000         28,305         34,740         47,175         56,610         66,045
 500,000         28,305         34,740         47,175         56,610         66,045

               Compensation covered by the plan generally includes all compensation earned by a participant, including elective deferrals to qualified plans but excluding severance payments, expense reimbursements and allowances, and other non-wage items. However, for purposes of determining benefits, compensation covered by the plan is limited to $160,000. As a result, covered compensation for each of the Named Officers is limited to $160,000 by Section 401 (a)(17) of the Code. In addition, annual benefits payable from the plan are limited to $130,000 by Section 415 of the Code. These limitations are indexed periodically for inflation.

               The estimated credited years of service covered by the plan for each of the persons named in the compensation table are:


                                         As of December 31, 1998                   As of Age 65
                                         -----------------------                   ------------
Raymond Zimmerman                                  42                                   42
Gary M. Witkin                                      4                                   19
S. Cusano                                           7                                   27
Harold Mulet                                        3                                   21
Charles Septer                                     17                                   35
Gary Sease                                          2                                   12

               Retirement benefits are computed on the basis of a straight life annuity, unless the participant elects another method of payment. If the participant is married, the benefit is converted into an actuarially equivalent joint and 50% survivor benefit. The benefits shown in the table above are not subject to deduction for Social Security or other offset amounts.

EXECUTIVE SECURITY PROGRAM

               The Company maintains a non-qualified supplemental retirement plan (the "ESP") which covers certain management employees hired or promoted to their job level prior to February 28, 1989. The plan provides salary continuation and/or death benefits equal to two times the participant's annual salary at retirement age or at age 65. Employees who complete 20 years of service and terminate employment prior to attaining retirement age are entitled to a death benefit up to age 65, at which time they can elect salary continuation and/or death benefits. Salary continuation benefits are paid from the general assets of the Company. There are approximately 156 active employees covered. Twenty-nine retirees currently received benefits and twenty-six terminated vested participants are entitled to a future benefit. The Company maintains Corporate Owned Life Insurance (COLI) policies purchased on participants covered by the plan prior to the Tax Reform Act of 1986. The Company continues to maintain COLI policies following termination or retirement of covered employees. Of the Named Officers, only Raymond Zimmerman and Charles Septer are participants in the ESP. Mr. Zimmerman's annual installment benefit is $154,600. Upon retirement and if Mr. Septer chose to waive 100% of the death benefit, Mr. Septer's annual installment benefit would be approximately $71,900. Continuation of the ESP is subject to Bankruptcy Court approval.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The Compensation Committee (the "Committee") sets executive officers' salaries, formulates bonuses for the Company's management awarded under the Company's annual incentive compensation programs, reviews and approves compensation policies and plans for officers and other key employees, reviews and approves salary and other compensation of officers and other key employees, makes recommendations to the Board of Directors with respect to the compensation of directors and administers the Company's stock-based incentive plans. The members of the Committee are all non-employee directors of the Company. The Committee reviews the Company's executive compensation policies as soon as is practicable after the financial results of the prior fiscal year become available. The policies are reviewed in light of their overall consistency, in the subjective view of the Committee, with the Company's financial performance, its business plan and its position within the retail industry, as well as the compensation policies of similar companies in the retail business as discussed further below. The compensation of individual executives is then evaluated by the Committee in accordance with its established executive compensation policies. The Committee has adopted a statement of policy concerning compensation of the Company's executive officers. This statement of policy sets forth the following primary objectives:

               - to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in the retail business, while maintaining compensation within levels consistent with the Company's business plan, financial objectives and operating performance;

               - to provide appropriate incentives for executives to work toward the achievement of the Company's annual performance targets established in the Company's business plan; and

               - to align more closely the interests of executives with those of shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.

               In reviewing the comparability of the Company's overall levels of base executive compensation, the Committee looks to a variety of sources. The Company participates in externally prepared compensation surveys and reviews compensation information disclosed in current proxy statements for all companies included in the Composite Index Average used in the Company's performance graph.

               The survey and proxy data is used to obtain an overall perspective on base retail executive compensation. However, the Committee also takes into account other factors which in its subjective judgment affect the comparability of this data to the Company. These factors include differences in: the Company's mix of product offerings and level of sales, the Company's store format versus other selling concepts and markets served, the number of stores and employees, the level of compensation needed to retain executive officers, organizational structure levels and comparability of executive responsibility among companies. Based on its analysis of the survey data and the current proxy statements of the companies included in the Composite Index Average the Committee believes that the Company's levels of executive base compensation for fiscal 1998 fell within the mid-range of companies included in the survey data or in the Composite Index Average.

               COMPENSATION OF EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER. The Company offers its executive officers base salary, annual incentive compensation and long-term incentive compensation, determined in accordance with the general principles set forth below.

               BASE COMPENSATION. In determining annual base compensation adjustments for each executive officer, the Committee predicates its decision on a subjective assessment of the individual executive's performance in light of that executive's job responsibilities. During fiscal 1998, Mr. Cusano received a base compensation increase of 15% of his base salary. There were no other base compensation increases made with respect to a Named Officer. During 1998, the Company hired or promoted four new senior executive officers, whose base salary and other compensation for fiscal 1998 were determined in large part in negotiations with the individuals prior to their hire or promotion and generally reflect market conditions at the time of their hire as well as the Company's commitment to attract and to retain a talented management team.

               ANNUAL INCENTIVE COMPENSATION. Under the 1997 Executive Incentive Compensation Program (the "1997 Program"), which was approved by the Company's shareholders in April 1997, awards to any participant may not exceed the greater of (i) 0.75% of the Company's earnings before interest, income taxes, extraordinary items and cumulative effects of changes in accounting principles; or (ii) 150% of the participant's base salary as of the beginning of the applicable fiscal year. Participants are chosen by the Committee prior to April 1 in each year from among eligible executive officers. Participants in the 1997 Program are not eligible to participate in any other annual incentive plan. However, executive officers who are not selected for participation may receive other incentive compensation from the Company. Awards under the 1997 Program are calculated based upon a dollar amount or a formula for determining a dollar amount and the achievement by the Company of a profit objective, determined in writing by the Committee prior to April 1 in each year. The Committee has the discretion to pay a lower amount of bonus to any officer under certain circumstances.

               In March 1998, the Committee designated Gary M. Witkin as a participant in the 1997 Program and determined, in writing, the profit objective for the plan with respect to fiscal 1998. The fiscal 1998 target was not met and no incentive compensation was paid under the 1997 Program.

               The Company's 1998 Incentive Bonus Plan (the "Bonus Plan") provides for the payment of annual incentive (bonus) compensation for executive officers, 100% of which is determined by achievement of a pre-determined, Company-wide financial target for net income (exclusive of extraordinary and unusual items) and was established in the first quarter of fiscal 1998 in conjunction with the Company's annual business plan. Executive officers receive a bonus based on whether, and to what extent, the Company, as a whole, achieves or exceeds the target. Bonuses are paid to participating officers above the group vice president level (which includes all Named Officers for 1998 other than Messrs. Zimmerman and Witkin), based on predetermined percentages of their respective base salaries during the performance measurement period.

               The targeted net income, exclusive of extraordinary and unusual items, was established by the Committee in its subjective judgment in the first quarter of fiscal 1998, taking into consideration the Company's net income for the previous year, the Company's economic and financial forecasts of its prospects for producing net income in the current fiscal year, and the goal of challenging and providing incentives for executive officers to increase net income. Although no single consideration is determinative in establishing the target, the Company's annual budget and economic and financial forecasts constituted the primary foundation upon which the Committee subjectively established targets designed to maximize the benefits derived by shareholders. The target was not intended to predict future financial performance; rather, the target was set in order to provide a challenge to greater achievement on the part of executive officers. The fiscal 1998 target was not met; accordingly, no bonus compensation was awarded under the Bonus Plan.

               LONG-TERM INCENTIVE COMPENSATION. Traditionally, the Company has used stock options and restricted stock awards as the primary vehicles for long-term incentive compensation. However, given the limited availability of shares under the Stock Incentive Plan, fewer new options were awarded in fiscal 1998 than in certain prior years. New options to purchase an aggregate of 841,670 shares were granted during fiscal 1998 to key management-level employees of the Company. The exercise price of each such option equaled the fair market value of the Common Stock as of the date of grant. The new options granted in fiscal 1998 vest 33.33% annually for the next three years. The vesting of such options is not contingent upon any performance or other criteria other than continued employment through the vesting dates. All such options expire ten years from the date of grant. In addition to new option grants, the Committee determined that it was in the best interest of the Company and its shareholders to approve the repricing of outstanding employee stock options. See "Report of the Compensation Committee on Repricing of Options."

               Although the Stock Incentive Plan permits the Committee to grant non-qualified stock options exercisable at less than their fair market value on the date of grant, but not below 50% of such fair market value, the Committee has not done so in recent years and has no current intention of doing so.

               In October 1996, the Board of Directors amended the Stock Incentive Plan to permit the Benefits Committee (which is composed of certain officers of the Company) to make, on behalf of the Committee, certain limited grants of stock options having an exercise price no less than 100% of the fair market value on the date of grant. The purpose of the amendment is to provide greater flexibility to the Benefits Committee to respond to competitive conditions in the attraction and retention of new and current employees.

               In addition to the general principles set forth above, in connection with the retirement of Mr. Zimmerman as an employee of the Company effective April 15, 1998 and the determination of his retirement benefits, the Committee also considered, in its subjective judgment, Mr. Zimmerman's valuable contributions and over forty years of service to the Company.

               COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Committee believes compensation of the President and Chief Executive Officer (the "CEO") should be based upon the same policies applied with respect to executive compensation in general, but should be more closely linked to the performance of the Company's Common Stock than compensation of other executive officers. In accordance with this philosophy, the CEO's compensation includes (i) annual base salary; (ii) the opportunity for annual incentive compensation; and (iii) the opportunity to receive long-term incentive compensation in the form of stock options, restricted stock awards and other equity-based rights to provide value that is largely contingent upon increases in the market value of the Company's Common Stock. The Committee anticipates that such awards of long-term incentive compensation will be considered annually, concurrent with awards to other executive officers, and will generally consist of the same types of rights as awards to other executive officers. Awards will be based in part upon the Committee's judgment that such awards are merited in light of performance in the market price of the Company's Common Stock and the Committee's belief that the CEO's compensation should be more closely linked to the performance of the Company's Common Stock than compensation of other executive officers.

               During fiscal 1998, Mr. Witkin, then the Company's CEO, received no increase in annual base salary based upon the Committee's subjective assessment of the CEO's performance in light of his job responsibilities and the challenges existing in the Company's business. In March 1998, the Committee designated Mr. Witkin as a participant in the 1997 Program. Awards under the 1997 Program are calculated based upon a dollar amount or a formula for determining a dollar amount and the achievement by the Company of a profit objective, determined in writing by the Committee prior to April 1 in each year. The fiscal 1998 target was not met and no compensation was paid to Mr. Witkin under the 1997 Program. For fiscal 1998, pursuant to his negotiated employment agreement, Mr. Witkin received a non-accountable expense allowance of $30,000.

               FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS. Section 162(m) of the Code imposes a $1,000,000 limit on the deductibility of certain compensation paid to the CEO and other Named Officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction.

               The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek, to the greatest extent possible, to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Annual cash awards under the 1997 Program were structured so as to qualify for the exemption for performance-based compensation. Substantially all stock options awarded under the Stock Incentive Plan through the present date also qualify as performance-based compensation under Section 162(m) of the Code. Stock options granted by the Benefits Committee will not qualify as performance-based compensation.

               None of the Named Officers (other than Mr. Zimmerman in connection with his retirement as an employee of the Company) received compensation in fiscal 1998 that would exceed the $1,000,000 limit on deductibility under Section 162(m) of the Code. It is anticipated that any compensation paid to Named Officers in future years that may exceed the $1,000,000 limitation will qualify for the performance-based exemption.

               It is the Committee's intention to continue to utilize performance-based compensation, which should minimize the effect of Section 162(m) of the Code on the Company. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize the return to shareholders, and that the loss of a tax deduction may be necessary in some instances to achieve this purpose.

Charles V. Moore, Chairman       R. Maynard Holt        Harold Roitenberg

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

               On October 8, 1998, in light of the significant challenges facing the Company and the need to retain key executives and employees, and to strengthen the mutuality of interests between such persons and the Company's shareholders, the Committee approved the repricing of options then outstanding granted to employees under the Stock Incentive Plan. The Committee believed the repricing of stock options was in the best interest of the Company and its shareholders. In the Committee's view, the repricing provided performance and retention incentives to key executives and employees, whose efforts were essential to the Company's turnaround efforts. Employees holding options under the Stock Incentive Plan were given the opportunity to exchange or amend such options on a one for one ratio (one new or amended option for each repriced option). All such repriced options vest 33.33% per year with the first 33.33% vesting on October 16, 1999. The repriced options expire five years from their date of grant and the exercise price equals the fair market value of the Common Stock on October 16, 1998, which was $1.25. There are no vesting criteria other than continued employment through the vesting dates and no other material terms of the options except as disclosed under "Change in Control Provisions under the Company's Stock Incentive Plan." No options held by non-employee directors were amended.

               The following table contains information concerning the amendment with respect to the Named Officers, which has been the only repricing of an option held by an executive officer of the Company in the last ten years:

                          10-YEAR OPTION/SAR REPRICINGS

                                                                                                  Length of
                                   Number of                                                      Original
                                  Securities        Market Price                               Option Term
                                  Underlying        of Stock at    Exercise Price              Remaining at
                                 Options/SARS        Time of         At Time of        New        Date of
                                  Repriced or      Repricing or    Repricing or     Exercise    Repricing or
   Name               Date        Amended (#)      Amendment ($)   Amendment ($)    Price ($)     Amendment
   ----               ----        -----------     -------------    --------------   --------   -------------
Raymond Zimmerman          --             --            --              --              --            --

Gary M. Witkin       10/16/98        125,000          1.25          5.9375            1.25          6.08
                     10/16/98        200,000          1.25          4.6875            1.25          8.00
                     10/16/98        674,999          1.25          4.3750            1.25          9.00
                                  ----------
                                     999,999
                                  ----------


S. Cusano            10/16/98          4,500          1.25         10.0800            1.25          3.50
                     10/16/98         10,000          1.25         10.1250            1.25          4.52
                     10/16/98         10,000          1.25         10.3750            1.25          5.01
                     10/16/98         25,000          1.25          7.0625            1.25          5.52
                     10/16/98         55,000          1.25          4.6875            1.25          6.70
                     10/16/98         50,000          1.25          4.9375            1.25          7.32
                     10/16/98        110,000          1.25          3.9375            1.25          8.34
                     10/16/98         15,000          1.25          3.1250            1.25          8.50
                     10/16/98        300,000          1.25          4.3750            1.25          9.02
                                  ----------
                                     579,500
                                  ----------

Harold Mulet         10/16/98         75,000          1.25          7.1250            1.25          6.87
                     10/16/98         50,000          1.25          4.9375            1.25          7.32
                     10/16/98         80,000          1.25          3.9375            1.25          8.31
                     10/16/98        160,000          1.25          4.3750            1.25          9.02
                                   ---------
                                     365,000
                                  ----------

Charles Septer       10/16/98         11,288          1.25          6.7300            1.25          0.79
                     10/16/98          8,465          1.25          2.2000            1.25          2.00
                     10/16/98          2,400          1.25         10.0800            1.25          3.50
                     10/16/98         20,000          1.25         10.1250            1.25          4.52
                     10/16/98         25,000          1.25          7.0625            1.25          5.52
                     10/16/98         45,000          1.25          4.6875            1.25          6.70
                     10/16/98         50,000          1.25          4.9375            1.25          7.32
                     10/16/98         80,000          1.25          3.9375            1.25          8.31
                     10/16/98        160,000          1.25          4.3750            1.25          9.02
                                  ----------
                                     402,153
                                  ----------

Gary Sease           10/16/98         50,000          1.25          5.1250            1.25          7.92
                     10/16/98         80,000          1.25          3.9375            1.25          8.31
                     10/16/98        160,000          1.25          4.3750            1.25          9.02
                                  ----------
                                     290,000
                                  ----------


Charles V. Moore, Chairman         R. Maynard Holt          Harold Roitenberg

PERFORMANCE GRAPH

                         TOTAL RETURN TO SHAREHOLDERS


                           DEC 93   DEC 94   DEC 95   DEC 96   DEC 97   DEC 98
                           ------   ------   ------   ------   ------   ------
SERVICE MERCHANDISE CO      100     47.50     48.75    41.25    21.25     2.81
S&P MIDCAP 400 INDEX        100     96.42    126.25   150.49   199.03   237.05
PEER GROUP                  100     89.41     98.06   113.90   160.66   261.42

               The above graph compares the performance of the Common Stock of Service Merchandise Company, Inc. with that of the S & P Midcap 400 Index and a composite index comprised of three published S & P retail group indices:
Department Stores, General Merchandise Chains and Specialty (the "Composite Index Average"). The three groups include Dayton Hudson Corp., Dillard Department Stores, Federated Department Stores, Harcourt General Inc., May Department Stores, Mercantile Stores, Nordstrom, K Mart, J.C. Penney, Sears, Roebuck & Company, Wal-Mart Stores, Woolworth Company, Pep Boys--Manny, Moe and Jack, Costco Companies Inc. and Toys R Us. In 1997 Standard and Poor's added Autozone to one of the referenced retail group indices. In 1996 Standard and Poor's added Harcourt General Inc. and removed Circuit City Stores, Home Depot, Lowe's, CVC Corp. (formerly Melville Corp.) and Tandy Corp. from the retail group indices referred to above. In November 1994, Blockbuster was acquired by Viacom, Inc. and deleted from the Composite Index Average.

               The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 29, 1991 in each of Service Merchandise Company, Inc. Common Stock, the S & P Midcap 400 Index and the Composite Index Average with investment weighted on the basis of market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company leases one store property from Raymond Zimmerman. For the fiscal year ended January 3, 1999, Mr. Zimmerman received $81,000 under this lease. The rent that has been or may be paid under this lease is and will be comparable to rent paid by lessees of similar properties in the same general location, and the terms of such lease are at least as favorable to the Company as the terms that could be obtained from unaffiliated persons.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, the Company's executive officers and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1998 its directors, officers and greater than ten percent beneficial ownership were in compliance with all applicable filing requirements.


                PROPOSAL NO. 2: APPROVAL OF DELOITTE & TOUCHE LLP
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants of the Company for the 1999 fiscal year, subject to approval by the shareholders. Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ended January 3, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

        A majority of the votes cast is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL YEAR 1999.

                            PROPOSALS OF SHAREHOLDERS

        Shareholders intending to submit proposals for presentation at the next annual meeting of shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to C. Steven Moore, Secretary, Service Merchandise Company, Inc., P.O. Box 24600, Nashville, Tennessee 37202-4600. Proposals must be in writing and must be received by the Company prior to January 2, 2000. Proposals should be sent to the Company by certified mail, return receipt requested. In addition, the Company's bylaws contain an advance notice provision which provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide written notice to the Secretary of the Company no later than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year's annual meeting. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than 30 calender days from the date of the previous year's annual meeting, then, in order to be timely, a proposal must be received by the Secretary of the Company no later than 120 days before the date of such annual meeting. The Company's bylaws also require the proposal and the shareholder to comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to March 3, 2000, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

                                           By Order of the Board of Directors



                                           C. Steven Moore
                                           Secretary

April 30, 1999


        YOUR VOTE IS IMPORTANT! SHAREHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THEIR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE ACT TODAY.

PROXY                                                                      PROXY

                       SERVICE MERCHANDISE COMPANY, INC.

         PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JULY 1, 1999.

The undersigned hereby appoints Raymond Zimmerman and C. Steven Moore, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Service Merchandise Company, Inc. to be held at the Cool Springs Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee, on Thursday, July 1, 1999, at 9:00 a.m., local time, and at any adjournment thereof.

YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE CLASS I DIRECTOR NOMINEES, FOR THE CLASS II DIRECTOR NOMINEE, FOR THE CLASS III DIRECTOR NOMINEE AND FOR THE APPROVAL OF DELOITTE & TOUCHE LLP.

                        (continued on the reverse side)

--------------------------------------------------------------------------------
                       * FOLD AND DETACH HERE *




                       SERVICE MERCHANDISE COMPANY, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

PROPOSAL I:                      For   Withheld   For All              PROPOSAL 2:                        For    Against    Abstain
ELECTION OF CLASS I DIRECTORS,   All      All     Except nominee(s)    APPROVAL OF DELOITTE               [  ]     [  ]       [  ]
                                                  written below        & TOUCHE LLP AS
CLASS II DIRECTOR AND            [  ]     [  ]    [  ]-------------    INDEPENDENT PUBLIC ACCOUNTANTS
CLASS III DIRECTOR:
Class I Nominees:
 Richard P. Crane, Jr. and Charles V. Moore                            In their discretion, on such matters as may properly come
Class II Nominee:                                                      before the meeting.
 Charles Septer
Class III Nominee:
 S. Cusano


                                                                       PLEASE SIGN HERE AND RETURN PROMPTLY

                                                                       --------------------------------------
                                                                                     Signature

                                                                       --------------------------------------
                                                                            Signature (if held jointly)

                                                                       Date:---------------------------, 1999

                                                                       Please sign exactly as your name appears at
                                                                       left. If registered in the names of two or
                                                                       more persons, each should sign. Executors,
                                                                       administrators, trustees, guardians,
                                                                       attorneys, and corporate officers should
                                                                       print their full names and titles.

                                                                       --------------------------------------
                                                                       If you have changed your address please
                                                                       PRINT your new address on this line.

-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *